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                                                                   EXHIBIT 23.4

           Consent to be Named as a Director of LBA Properties, Inc.

  I hereby consent to be named as a person to become a director of LBA Properties, Inc., a Maryland corporation (the "Company"), in the registration statement on Form S-11 filed by the Company with the Securities and Exchange Commission with respect to the public offering of Common Stock of the Company.

                                          /s/ Steven R. Layton
                                          _____________________________________
                                          Name: Steven R. Layton
                                          Date: October 16, 1997

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